Exhibit 10.1

LIMITED FORBEARANCE AGREEMENT AND REAFFIRMATION OF LOAN DOCUMENTS

This Limited Forbearance Agreement and Reaffirmation of Loan Documents (this “Agreement”) is made as of October 12, 2026, by and among:

EASTERN STANDARD, LLC, a Delaware limited liability company (“Maker”);

EASTERN STANDARD, LLC, a Pennsylvania limited liability company, having a mailing address of PO Box 275, Linwood, New Jersey 08221 (“Payee”); and

ONFOLIO HOLDINGS, INC., a Delaware corporation (“Guarantor”).

Guarantor joins in, consents to and agrees to be bound by this Agreement for all purposes applicable to Guarantor.

Recitals

A. Maker executed and delivered to Payee that certain Promissory Note dated September 20, 2024, effective October 1, 2024, in the original principal amount of Eight Hundred Fifty Thousand Dollars ($850,000.00) (the “Note”).

B. Maker’s obligations under the Note are secured by that certain Security Agreement dated September 20, 2024, effective October 1, 2024, by Maker in favor of Payee (the “Security Agreement”), and are guaranteed by Guarantor pursuant to that certain Guaranty dated September 20, 2024, effective October 1, 2024 (the “Guaranty”). The Note, Security Agreement, Guaranty, Short-Term Promissory Note, Operating Agreement, Asset Purchase Agreement and related documents are referred to collectively herein as the “Loan Documents.”

C. Maker failed to timely make certain payments required under the Note, including the September 1, 2026 interest installment. In addition, the Note matured on October 1, 2026, on which date all outstanding principal, accrued interest and other amounts owing under the Note became due and payable in full and were not paid (collectively, the “Existing Defaults”).

D. Maker and Guarantor have requested that Payee temporarily refrain from exercising its rights and remedies arising from the Existing Defaults while Maker makes the payments described below.

E. Payee is willing to conditionally forbear from exercising such rights and remedies solely on the terms set forth herein, without curing or waiving any Existing Default and without otherwise modifying the Note or any other Loan Document.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1. Acknowledgment and Reaffirmation of Obligations

1.1 Amounts Owing

Maker and Guarantor acknowledge and agree that, as of October 1, 2026, the outstanding principal balance of the Note was Eight Hundred Fifty Thousand Dollars ($850,000.00). In addition to such principal balance, Maker owes all accrued and unpaid interest, Default Rate interest, late charges, fees, costs and other amounts payable under the Note and other Loan Documents.

All such amounts shall continue to accrue and remain payable in accordance with the applicable Loan Documents until the Obligations have been indefeasibly paid in full.

1.2 Existing Event of Default; Notice and Cure

Maker and Guarantor acknowledge and agree, effective upon execution of this Agreement, that the Existing Defaults constitute one or more continuing Events of Default under the Note.

Without admitting or acknowledging the sufficiency, effectiveness or timeliness of any notice previously provided by Payee, or the expiration of any notice, grace or cure period under the Loan Documents, Maker and Guarantor irrevocably waive any right to contend, assert or argue that any Existing Default failed to constitute or become an Event of Default because of any alleged insufficiency, ineffectiveness or untimeliness of any notice, demand, grace period or cure period. Effective upon execution of this Agreement, no further notice, demand, grace or cure period shall be required with respect to the Existing Defaults, including for purposes of Payee’s exercise of rights and remedies following any cessation of the forbearance provided herein.

Maker and Guarantor further agree that nothing in this Agreement, including any payment made pursuant hereto, shall constitute or be deemed a cure of any Existing Default unless Payee expressly acknowledges such cure in a writing signed by Payee.

1.3 Note Remains Matured

(a) the Note matured on October 1, 2026 and remains matured;

(b) the Obligations remain due and payable notwithstanding Payee’s agreement to conditionally refrain from enforcement;

(c) this Agreement does not extend or replace the Maturity Date or establish a new maturity date; and

(d) Payee’s forbearance does not constitute a waiver, cure, satisfaction, refinancing, novation or replacement of the Note or any Existing Default.

1.4 No Defenses or Offsets

Maker and Guarantor acknowledge and reaffirm that the Loan Documents are valid, binding, and enforceable in accordance with their terms and that neither Maker nor Guarantor has any defense, offset, setoff, counterclaim, recoupment or deduction against the Obligations as of the date of this Agreement.

2. Initial Payment

2.1 Initial Payment

Maker shall cause Payee to receive Four Hundred Fifty Thousand Dollars ($450,000.00) (the “Initial Payment”) on or before October 31, 2026 (the “Initial Payment Date”), by wire transfer or other transfer of immediately available funds acceptable to Payee.

Payee’s agreement to forbear under Section 4 shall not become effective unless and until the Initial Payment has been received in full.

The Initial Payment obligation is absolute and shall not be subject to any offset, counterclaim, deduction, further approval or other condition.

2.2 Late Charges Under Existing Note

Nothing in this Agreement waives, reduces, limits or replaces any late charge arising under Section 3.3 of the Note, except solely for the limited calculation accommodation set forth in this Section 2.2.

Upon Payee’s timely receipt of the Initial Payment in full, solely for purposes of calculating the late charge arising from Maker’s failure to pay amounts due on the October 1, 2026 Maturity Date, the amount otherwise subject to such late charge shall be reduced dollar-for-dollar by the amount of the Initial Payment. The resulting late charge shall be calculated at the rate provided in Section 3.3 of the Note on the remaining amount so determined and shall remain due and payable as provided in the Note. For avoidance of doubt, solely for purposes of this Agreement and the Payment Schedule, the resulting late charge under this Section 2.2 is agreed to be Twenty Thousand Dollars ($20,000.00).

The foregoing is a limited accommodation solely concerning the calculation of the late charge arising from the October 1, 2026 Maturity Date and does not otherwise amend Section 3.3 of the Note or any other Loan Document. It shall not (a) alter the application of the Initial Payment for any other purpose, (b) extend or modify the October 1, 2026 Maturity Date, (c) cure or waive any Existing Default, or (d) waive, reduce or modify any interest, Default Rate interest, fee, cost or other amount otherwise payable under the Loan Documents. If the Initial Payment is not received in full by the Initial Payment Date, this accommodation shall not apply and Payee shall retain all rights under Section 3.3 of the Note according to its terms.

2.3 Application of Payments

The Initial Payment and all subsequent payments shall be applied to the Obligations in accordance with the Loan Documents and Payee’s rights thereunder.

Nothing herein limits any existing right of Payee concerning the application of payments.

3. Monthly Forbearance Payments and Payment Mechanics

3.1 Monthly Payments

Following Payee’s receipt of the Initial Payment, Maker shall cause Payee to receive Sixty Thousand Dollars ($60,000.00) on December 1, 2026, and thereafter on the first Business Day of each succeeding calendar month, until all Obligations have been indefeasibly paid in full. Each such $60,000.00 payment is a fixed required monthly payment and is not a maximum payment amount. The Initial Payment and each monthly payment required by this Section 3.1, together with its due date, are set forth on Schedule A attached hereto (the “Payment Schedule”), which is incorporated herein by reference. Each payment set forth on the Payment Schedule is referred to herein as a “Scheduled Payment.”

For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or federal banking holiday.

Maker may prepay all or any portion of the Obligations at any time without penalty to the extent permitted by Section 2.3 of the Note. Any payment in excess of $60,000.00 shall be applied to the Obligations in accordance with the Loan Documents, but shall not reduce, defer, satisfy or excuse any subsequent required $60,000.00 monthly payment unless the Obligations are thereby paid in full or Payee expressly agrees otherwise in writing.

If, on any monthly payment date, the entire amount then required to indefeasibly pay the Obligations in full is less than $60,000.00, the payment due shall instead equal that entire remaining amount. If Maker elects to pay the Obligations in full on any other date, the payoff amount shall equal the entire remaining unpaid balance of the Obligations, whether greater than or less than $60,000.00, including all remaining principal, accrued and unpaid interest, Default Rate interest, late charges, fees, costs, attorneys’ fees and other amounts payable under the Loan Documents.

The timely receipt of each payment required by this Section 3 is an express condition to Payee’s continued forbearance, subject to the cure period set forth in Section 4.3, and is not an amendment to the payment obligations or Maturity Date of the Note.

3.2 Time of the Essence; Receipt of Funds

Subject to the cure period set forth in Section 4.3, time is of the essence with respect to every payment required by this Agreement.

A payment shall not be deemed made unless and until the applicable funds have been actually and irrevocably credited to Payee’s designated account in immediately available funds.

Initiation of a wire or other transfer, delivery of payment instructions, issuance of a check, or other attempted payment shall not constitute payment until Payee has actually received the applicable funds.

3.3 No Accord and Satisfaction

No partial payment, restrictive endorsement, notation, payment communication, designation of “payment in full,” “full settlement,” “full satisfaction,” or similar attempted condition accompanying or relating to any payment shall constitute an accord and satisfaction, settlement, compromise, release, waiver or satisfaction of any Obligation unless expressly agreed to in a separate writing signed by Payee.

Payee may accept, retain and apply any such payment without accepting or agreeing to any condition purportedly attached thereto.

3.4 Payment Schedule; Payment in Full

The Payment Schedule sets forth the full amount required to pay the Obligations in full, including all principal, accrued and unpaid interest at the rate or rates provided in the Note, the late charge determined in accordance with Section 2.2, and all fees, costs and other amounts payable under the Note and the other Loan Documents, calculated through the due date of the final Scheduled Payment on the basis that each Scheduled Payment is received when due. The aggregate amount of the Scheduled Payments is referred to herein as the “Scheduled Payoff Amount.”

Notwithstanding anything to the contrary in this Agreement or in any Loan Document, upon Payee’s receipt of each Scheduled Payment on or before its due date (or within the cure period provided in Section 4.3):

(a) the Obligations shall be deemed indefeasibly paid and satisfied in full, subject only to Section 9;

(b) neither Maker nor Guarantor shall owe any further principal, interest, Default Rate interest, late charge, fee, cost, attorneys’ fee, expense or other amount with respect to the Note or the other Obligations, whether under this Agreement, any Loan Document or otherwise; and

(c) Payee shall, at Maker’s expense and within thirty (30) calendar days thereafter, return the original Note to Maker marked “paid in full” (or, if the original Note cannot be located, deliver a customary lost note affidavit), authorize the filing of UCC-3 termination statements with respect to the security interests granted under the Security Agreement, and confirm in writing the release of the Guaranty.

For avoidance of doubt, if any Scheduled Payment is not received in full on or before expiration of the applicable cure period provided in Section 4.3, neither the Final Payment nor the Scheduled Payoff Amount set forth on Schedule A shall be construed to cap, compromise, settle, discharge, satisfy or otherwise limit the Obligations. The Obligations shall remain determined and enforceable in accordance with the Loan Documents, with credit for all payments actually received by Payee.

4. Limited and Conditional Forbearance

4.1 Forbearance

Upon Payee’s timely receipt of the Initial Payment, and only for so long as Maker thereafter makes each payment required by Section 3, subject to the cure period set forth in Section 4.3, Payee agrees to refrain from exercising its enforcement rights and remedies arising from the Existing Defaults. The period commencing upon Payee’s receipt of the Initial Payment and ending upon the earlier of (a) Payee’s receipt of all Scheduled Payments in accordance with the Payment Schedule and (b) the expiration of the cure period set forth in Section 4.3 without the applicable Scheduled Payment having been received in full is referred to herein as the “Forbearance Period.”

This Agreement constitutes a limited and conditional forbearance only.

4.2 Failure to Make Initial Payment

If Payee does not receive the Initial Payment in full on or before October 31, 2026:

(a) Payee’s agreement to forbear shall never become effective;

(b) Payee may immediately exercise any and all rights and remedies available with respect to the Existing Defaults under the Loan Documents and applicable law; and

(c) the Note and all other Loan Documents shall remain enforceable according to their existing terms.

Notwithstanding the foregoing, the acknowledgments, waivers, reaffirmations, representations and reservations of rights contained in this Agreement shall remain binding and effective.

4.3 Failure to Make Monthly Payment

If Payee does not receive any payment required by Section 3 in full when due, Maker shall have ten (10) calendar days after the applicable due date to cure such failure. Payee’s obligation to continue its forbearance shall not cease unless and until such payment remains unpaid upon expiration of that ten (10) calendar-day cure period.

Upon such uncured failure, Payee may exercise any and all rights and remedies available with respect to the Existing Defaults under the Note, Security Agreement, Guaranty and other Loan Documents.

The parties expressly acknowledge and agree that:

(a) such uncured failure does not create the need for a new Event of Default under the Note;

(b) no new acceleration, declaration of default, termination, reinstatement or “reversion” of the Note is required;

(c) the Existing Defaults remain uncured and continuing throughout the period of forbearance unless expressly acknowledged by Payee as cured in writing; and

(d) the ten (10) calendar-day cure period provided in this Section 4.3 shall govern solely whether Payee’s conditional forbearance ceases on account of a failure to make a payment required by Section 3 and shall not create, revive or extend any notice, grace or cure right with respect to the Existing Defaults.

4.4 Late or Partial Payments

Payee may accept, retain and apply any late or partial payment without:

(a) waiving an Existing Default;

(b) reinstating or extending Payee’s obligation to forbear;

(c) creating a new grace or cure period, other than the cure period expressly provided in Section 4.3; or

(d) limiting any right or remedy available under the Loan Documents.

Following any uncured failure under Section 4.3, continued forbearance may be reinstated only by an express writing signed by Payee.

5. Interest, Default Interest, Late Charges and Other Amounts

Nothing in this Agreement waives, reduces, suspends or modifies any interest, Default Rate interest, late charge, fee, attorneys’ fee, enforcement expense or other amount payable under the Note or any other Loan Document. For the avoidance of doubt, Section 2.2 provides only a limited calculation accommodation for a specific late charge and does not waive such late charge or otherwise modify Section 3.3 of the Note.

Such amounts shall continue to accrue and remain payable in accordance with the applicable Loan Documents until the Obligations have been indefeasibly paid in full.

Without limiting the foregoing, Payee does not acknowledge any Existing Default as cured, and the Default Rate shall continue to apply as provided in the Note unless and until the Existing Default is expressly acknowledged by Payee as cured in writing or the Obligations are paid in full.

6. Preservation of Security, Guaranty and Existing Priority Rights

6.1 Security Agreement

Maker ratifies, confirms and reaffirms the Security Agreement and all security interests granted thereunder. Nothing in this Agreement releases, terminates, subordinates or otherwise impairs any lien, security interest, collateral right or priority held by Payee.

6.2 Guaranty

Guarantor consents to this Agreement and ratifies, confirms and reaffirms the Guaranty in its entirety. Guarantor acknowledges and agrees that:

(a) the Guaranty remains in full force and effect with respect to all Obligations;

(b) the Guaranty is not released, reduced, discharged or impaired by this Agreement, the forbearance provided herein, or Payee’s acceptance of any payment;

(c) all waivers and consents contained in the Guaranty remain in full force and effect; and

(d) Payee may proceed against Guarantor to the extent provided in the Guaranty.

6.3 Existing Priority and Consent Rights Preserved

Nothing in this Agreement modifies, waives, releases, subordinates or impairs any payment priority, lien priority, consent right, restriction on additional liens or indebtedness, or other right that Payee presently holds under any Loan Document.

Nothing contained herein shall be construed as Payee’s consent to any transaction, lien, indebtedness, subordination or payment that would otherwise require Payee’s consent under the Loan Documents.

7. No Novation or Other Modification

This Agreement does not constitute a novation, refinancing, substitution, satisfaction or replacement of the Note or any other Loan Document.

Except solely for Payee’s agreement to refrain conditionally from exercising enforcement rights as expressly described herein and the payment and payoff provisions of Section 3.4, nothing in this Agreement amends, modifies or waives any provision of any Loan Document.

All Loan Documents are ratified and reaffirmed and remain in full force and effect according to their terms.

In the event of any conflict between this Agreement and a Loan Document, this Agreement shall control solely with respect to the limited conditional forbearance expressly described herein and Section 3.4. In every other respect, the applicable Loan Document shall control.

No clerical, mathematical, computational, drafting, transcription or other error in this Agreement or Schedule A, and no invalidity or unenforceability of any provision hereof, shall operate to extinguish, discharge, satisfy, novate, cancel or otherwise impair the Note, any other Loan Document or any Obligation, except to the extent expressly provided by a valid and enforceable provision of this Agreement. If any payment or payoff provision of this Agreement is determined to be invalid or unenforceable, the Loan Documents shall remain enforceable according to their terms, with credit for all payments actually received by Payee and subject to any other valid and enforceable provision of this Agreement.

8. No Waiver; Reservation of Rights

No failure or delay by Payee in exercising any right or remedy shall constitute a waiver thereof.

No acceptance or application of any payment shall constitute a waiver, amendment, cure or reinstatement of forbearance except pursuant to an express writing signed by Payee.

All rights and remedies of Payee under the Loan Documents and applicable law are cumulative and are expressly preserved and reserved.

9. Payment Finality and Reinstatement

Every payment made pursuant to this Agreement or the Loan Documents must be indefeasibly received and retained by Payee.

If any payment, in whole or in part, is subsequently rescinded, avoided, recovered, disgorged, returned or required to be repaid by Payee for any reason, including in connection with any bankruptcy, insolvency, receivership, reorganization or similar proceeding or as an alleged preferential, fraudulent or otherwise avoidable transfer, then:

(a) the Obligations intended to have been satisfied or reduced by such payment shall automatically be reinstated to the same extent as though such payment had never been made;

(b) all rights, remedies, liens, security interests and priorities securing such reinstated Obligations shall likewise be reinstated and preserved to the fullest extent permitted by law; and

(c) Guarantor’s obligations under the Guaranty with respect to the reinstated Obligations shall remain or automatically become effective to the same extent as though such payment had never been made.

This Section survives payment in full of the Obligations and any cessation of Payee’s forbearance.

10. Representations and Authority

Maker and Guarantor each represents and warrants that:

(a) it has full power and authority to execute, deliver and perform this Agreement;

(b) execution and performance of this Agreement have been duly authorized by all necessary corporate or limited liability company action;

(c) the individual executing this Agreement on its behalf is duly authorized to do so;

(d) no further corporate, member, manager, stockholder or other internal approval is required for performance of the payment obligations set forth herein; and

(e) this Agreement constitutes its valid and binding obligation, enforceable in accordance with its terms.

11. Miscellaneous

11.1 Governing Law; Jurisdiction

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts-of-law principles.

The parties submit to the exclusive jurisdiction of the state and federal courts sitting in Delaware.

11.2 Waiver of Jury Trial

Maker and Guarantor reaffirm the jury-trial waivers contained in the Note and the Guaranty. In addition, EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

11.3 Costs and Expenses

Nothing in this Agreement alters Maker’s obligations under the Loan Documents with respect to costs, expenses and attorneys’ fees incurred by Payee in connection with any default, collection, amendment, waiver or enforcement.

11.4 No Oral Modification

This Agreement may be modified only by a writing signed by the parties.

No oral statement, email, course of dealing, acceptance of payment or other conduct shall amend this Agreement, waive an Existing Default or reinstate Payee’s obligation to forbear.

11.5 Successors and Assigns

This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

11.6 Counterparts; Electronic Signatures

This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together constitute one instrument.

11.7 Severability

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

11.8 Capitalized Terms

Capitalized terms used but not defined herein have the meanings assigned to them in the applicable Loan Documents.

MAKER:

EASTERN STANDARD, LLC, a Delaware limited liability company

By: ONFOLIO HOLDINGS, INC., its Manager

By:	/s/ Dominic Wells
Name:	Dominic Wells
Title:	CEO
Date:	10/12/2026

PAYEE:

EASTERN STANDARD, LLC, a Pennsylvania limited liability company

By:	/s/ Mark Gisi	/s/ Vincent Giordano
Name:	Mark Gisi	Vincent Giordano
Title:	Partner	Partner
Date:	10/12/2026	10/12/2026

GUARANTOR:

ONFOLIO HOLDINGS, INC., a Delaware corporation

By:	/s/ Dominic Wells
Name:	Dominic Wells
Title:	CEO
Date:	10/12/2026

SCHEDULE A PAYMENT SCHEDULE

No.	Due Date	Payment	Amount
1	Initial Payment Date (as defined in Section 2.1)	Initial Payment	$450,000.00
2	December 1, 2026	Monthly Payment	$60,000.00
3	January 4, 2027	Monthly Payment	$60,000.00
4	February 1, 2027	Monthly Payment	$60,000.00
5	March 1, 2027	Monthly Payment	$60,000.00
6	April 1, 2027	Monthly Payment	$60,000.00
7	May 3, 2027	Monthly Payment	$60,000.00
8	June 1, 2027	Monthly Payment	$60,000.00
9	July 1, 2027	Final Payment	$45,754.29
		Scheduled Payoff Amount	$915,754.29

Monthly Payment due dates are the first Business Day of the applicable calendar month in accordance with Section 3.1. The Final Payment has been calculated by Payee, and agreed by Maker and Guarantor, as the amount that, together with all prior Scheduled Payments, pays the Obligations in full in accordance with Section 3.4, on the basis that each Scheduled Payment is received when due.

If any Scheduled Payment is not received no later than expiration of the applicable cure period under Section 4.3, neither the Final Payment nor the Scheduled Payoff Amount shall be construed to cap, compromise, settle, discharge, satisfy or otherwise limit the Obligations, as provided in Section 3.4.